UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 20, 2026

Commission	Registrant; State of Incorporation;			I.R.S. Employer
File Number	Address; and Telephone Number			Identification No.

333-282554	FIRSTENERGY TRANSMISSION, LLC			20-5763884
	(A	Delaware	Limited Liability Company)
	5001 NASA Boulevard
	Fairmont	WV	26554
	Telephone	(800)	736-3402
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, on March 25, 2024, FirstEnergy Corp. (“FirstEnergy”), FirstEnergy Transmission, LLC, a majority-owned subsidiary of FirstEnergy that primarily owns controlling equity interests of certain of FirstEnergy’s transmission assets (“FET” or the “Company”), and North American Transmission Company II L.P., FirstEnergy’s joint venture partner in FET and a controlled investment vehicle entity of Brookfield Super-Core Infrastructure Partners (“Investor”), entered into the Fourth Amended and Restated Limited Liability Company Agreement of FET (the “Fourth LLC Agreement”). The Fourth LLC Agreement, which was entered into in connection with Investor’s acquisition of an incremental 30% equity interest in FET (which increased Investor’s ownership interest in FET to 49.9% and resulted in FirstEnergy retaining the remaining 50.1% ownership interest), established the parties’ governance arrangements with respect to FET, including the composition of FET’s board of directors and the matters as to which Investor has consent, consultation or other approval rights, in each case based on Investor’s ownership interest in FET. The Fourth LLC Agreement was filed as Exhibit 3.2 to FET’s Registration Statement on Form S-4 filed on October 8, 2024.

On May 20, 2026, FirstEnergy, FET and Investor entered into a Fifth Amended and Restated Limited Liability Company Agreement of FET (the “Fifth LLC Agreement”), which amends and restates the Fourth LLC Agreement in its entirety. The Fifth LLC Agreement implements the application of the parties’ existing governance arrangements under the Fourth LLC Agreement to FET’s participation in two new transmission joint ventures (each, a “Joint Venture” and, together, the “Joint Ventures”), referred to in the Fifth LLC Agreement as the “Valley Link” joint venture and the “Grid Growth” joint venture. The relative ownership percentages of the members of FET, the size and composition of FET’s board of directors, the ownership-based thresholds at which Investor’s rights apply, and the scope of the matters as to which Investor has consent, consultation or other approval rights with respect to FET, in each case as set forth in the Fourth LLC Agreement, are not modified by the Fifth LLC Agreement.

The principal changes effected by the Fifth LLC Agreement, each of which gives effect to the governance framework previously agreed between FirstEnergy and Investor as it relates to the Joint Ventures, are: (i) the addition of a new Section 8.6 (Joint Ventures), together with new Schedule 7 (Valley Link Governance Matters), new Schedule 7.1 (Grid Growth Governance Matters) and new Schedule 8 (Joint Ventures), which schedules identify the Joint Ventures and set forth the matters relating to each Joint Venture as to which Investor’s consent, consultation or other approval rights apply (generally consistent with the framework established by the Fourth LLC Agreement for FET-level governance matters); (ii) the addition of a new Section 13.16 (Joint Venture Control) addressing certain matters relating to the governance of the Joint Ventures; (iii) conforming changes to existing provisions of the Fourth LLC Agreement, including Sections 8.4 (Investor Member Enhanced Threshold Matters), 8.5 (Enhanced Consultation Matters), 9.1 (Books and Records), 9.2 (Financial Reports) and 9.3 (Other Business; Corporate Opportunities), in each case to extend FET’s existing information, reporting, corporate opportunity and consent frameworks to the Joint Ventures; and (iv) the deletion of provisions of the Fourth LLC Agreement that are no longer operative. The Fifth LLC Agreement does not modify the deadlock or dispute resolution mechanics of the Fourth LLC Agreement in any material respect.

The foregoing description of the Fifth LLC Agreement and the matters and transactions contemplated thereby is subject to, and qualified in its entirety by, the full terms of the Fifth LLC Agreement, a copy of which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Limited Liability Company Agreement of FirstEnergy Transmission, LLC, dated May 20, 2026
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 20, 2026

FIRSTENERGY TRANSMISSION, LLC
Registrant

By:	/s/ Jason J. Lisowski
Jason J. Lisowski
Vice President, Controller and Director